Final Transcript

CHINA MEDICINE CORPORATION: CHME Q2 Earnings

August 13, 2009/10:00 a.m. EDT

SPEAKERS

Crocker Coulson

Senshan Yang

Melissa Kong

PRESENTATION

Coordinator
Good day, ladies and gentlemen.  Welcome to the China Medicine Corporation Second Quarter Earnings conference call.  My name is Charlotte and I will be your coordinator for today.  At this time, all participants are in listen-only mode.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

We will be facilitating a question and answer session towards the end of the conference. As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s call, Mr. Crocker Coulson. Please proceed.

C. Coulson
Thank you operator.  Good morning, ladies and gentlemen; good evening to those of you joining us from China.  And we’d like to welcome all of you to China Medicine’s second quarter 2009 earnings call.  With us today are China Medicine’s Chairman and CEO, Mr. Senshan Yang, and also China Medicine’s Chief Financial Officer, Ms. Huizhen Yu.  Melissa Kong from CCG will provide translation for your Q&A later in the call.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

I’d like to remind our listeners, in this call management’s prepared remarks contain forward-looking statements that are subject to risk and uncertainties, and management may make additional forward-looking statements in response to your questions.  Therefore, the company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Actual results may differ from those discussed today due to such risks as:  market and customer acceptance and demand for our products; our ability to market our products; the impact of competitive products and pricing; the ability to develop and launch new products on a timely basis; the regulatory environment including government regulation BRC; our ability to retain the requisite approvals to commercialize our products, fluctuations and operating results including spending for R&D and sales; and marketing activities and other risks detailed from time to time in our filings with the SEC.  In addition, any projections about the company’s future performance represent management’s estimates as of today, August 13th, 2009, and China Medicine assumes no obligation to update these projections as market conditions change.

It’s now my pleasure to turn this call over to China Medicine’s CEO, Mr. Yang, who’ll make some initial comments in Chinese that will be translated by Melissa, and then I’ll present the rest of Mr. Yang’s comments following those opening remarks.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

S. Yang	(Chinese spoken)

M. Kong	Thank you, Crocker.

S. Yang	(Chinese spoken)

M. Kong	Welcome everyone and thank you for joining us today.

S. Yang	(Chinese spoken)

M. Kong
China Medicine is pleased to report significant markdowns in the second quarter of 2009 during which we successfully began trial sales of recombinant Aflatoxin Detoxifizyme, rADTZ, our proprietary product that has the potential to eliminate Aflatoxin, a cancer causing agent in food and animal feed.  In addition, we significantly expanded our overall market share during the quarter and obtained more national distribution rights to new pharmaceutical products.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

S. Yang	(Chinese spoken)

M. Kong
During the second quarter we achieved strong double-digit growth in the pharmaceutical products sales due to our ability to successfully execute our strategy of expanding ourselves and distribution network into the municipal and rural regions of Guangdong Province.  By increasing and widening our client base we continue to...with provision as a leading distributor and developer of pharmaceuticals in China.

S. Yang	(Chinese spoken)

M. Kong
However, our profit performance during the quarter was below our expectations due to a more challenging operating environment and unusual facts during the quarter.  Our future gross profit fell on lower selling prices due to severe price competition and increasing sales of regional-level distribution-rights drugs, which have lower margins, and promotional campaigns to include sales of our products.  However, we are confident that our profitability will improve going forward as we anticipate stronger sales and higher contribution from...products in the second half of the year.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Here, I would also like to announce that our much anticipated bi-lingual CFO will be joining us onboard in two weeks.  And we believe the addition of the new CFO will strengthen and improve our financial management as well as enhance our communication with investors.

S. Yang	(Chinese spoken)

M. Kong
At this point I would like to thank her and ... for participating in our conference call today.  This is an exciting time for China Medicine, and we are confident that our business strategy and new product efforts will yield far regions for our shareholders in the coming quarters.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Now that I have completed translating Mr. Yang’s initial comments, I would like to turn the call over to Crocker Coulson. Crocker.

C. Coulson
Thank you, Mr. Yang, and thank you Melissa.  I’d like to start by stating that some of the financial results discussed today include financial measures that excluded one-time non-GAAP charges recorded in the second quarter.  And we’d like you to refer to our press release issued earlier for reconciliation of these non-GAAP measures.

In the second quarter, as Mr. Yang shared, China Medicine was able to deliver strong top line results driven by our pharmaceutical distribution business.  Revenues increased by 29.4% to $15.1 million from $11.6 million in Q2 of 2008.  This was driven by a significant expansion of our regional and provincial distribution sales into rural areas to take advantage of new growth opportunities created by medical reform.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Compared to other pharmaceutical distributors, we were a first mover in establishing a rural sales network beginning in 2007.  While initial demand has been focused on our lower-margin generic drugs we hope to distribute our higher-margin products including our own self-manufactured products through this channel in the future.

In the second quarter product sales total $15.1 million or 100% of total revenues.  Sales of western-style prescription products and OTC products in Q2 were 73.9% of revenues.  While sales of TCM, or Traditional Chinese Medicine prescriptions in OTC products, were 22.8% of revenues.

Sales of dietary supplements and medical equipment accounted for 3.1% of revenues and sales of rADTZ were 0.2% of revenues. Overall, we experienced healthy increases across all our product categories.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Top-selling drugs for the quarter included: lopamidol by injection, which accounted for 13.7% of sales, and is used to help diagnose heart, brain, blood and nervous system disorders in X-rays or CT scans; followed by Kelinao, which accounted for 6.7% of revenues, and is used for the treatment of cardio-cerebral vascular diseases; and then Hongjin Xiaojie capsules, which accounted for 5.4% of revenues, and this is used to treat pain and for blood circulation.  The combined gross margins for these top-selling products were 32.2%.  And they contributed 25.8% of our revenues.

During the second quarter we started small-scale trial production sales of rADTZ which has generated approximately 153,000 RMB or around $22,400 US dollars, but had a gross margin of approximately 65.4%.  This followed a third-party feasibility report received in June from the Feed Research Institute of the Chinese Academy of Agricultural Sciences which showed positive efficacy from the usage of rADTZ in animal feed.  Specifically both baby chickens and piglets experienced improved and healthy growth in their body and organ weight with rADTZ-treated feed.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Based on the documented benefits of rADTZ a separate study found that a breeder-farm with capacity of 50 million chickens could be expected to save up to 35 million RMB or $5.1 million in cost through the application of rADTZ.  We’re committed to commercializing and improving the production process for rADTZ, and I believe it will become one of the most important contributors to our growth in the coming years.

We also worked to increase our product portfolio to include products with national exclusive distribution rights adding Qinpi Jiegu tablets to our portfolio in the second quarter.  And these tablets are used to promote blood circulation to dissipate blood stasis and remove pain.  In addition, we obtained exclusive provincial-level distribution rights for Alendronate sodium tablets which are used to prevent osteoporosis.  In keeping with our strategy, we plan to increase sales of pharmaceutical products with exclusive distribution rights which have higher margins.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Gross profit in the second quarter was $3.5 million which was actually a decrease of 15% over Q2 of 2008.  And our gross margin was 23.4% of total revenues in Q2 of 2009 compared with 35.7% in Q2 of 2008.  The decline in gross margins was due to lower selling prices tied to some severe price competition and increase in sales of our regional-level distribution-rights drugs which have lower margins.

In order to respond to slower consumer spending due to the macroeconomic contraction that’s impacted Guangdong Province in particular, we increased our advertising effort and conducted several promotional campaigns for these products.  However, as Mr. Yang indicated, management believes the margins will improve in the second half of the year as we increase sales of self-branded products with higher margins.

We should note that the second quarter is typically the slowest seasonally and also that the company is seeing an uptick in both sales and profitability beginning in July and that the company has ceased all promotional-discount products.  We also expect more purchases of national-exclusive rights products since many of our customers are using up the remaining inventories obtained through the Guangdong Sunshine bidding system.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

We should also note that we did not have any higher-margin formula sales during the first half of 2009 but do expect to see some medical formula sales in the second half of the year.

Operating expenses in the second quarter of 2009 were $1.8 million, up 49.9% from $1.2 million in the second quarter of 2008.  The increase was due to higher SG&A expenses including depreciation which increased $120,000 for the period and higher advertising tradeshow and promotion expenses and transportation fees.  Operating expenses represented 11.6% of revenues in Q2, up from 10% in Q2 of 2008.

During the second quarter we recorded $285,000 in R&D expenses, up from $107,000 in Q2 of 2008.  And the increase was primarily due to research expenses related to the commercialization of rADTZ including technology transfer and research development costs.  As a result, operating income for the second quarter was $1.8 million, down by 40.5% from $3 million in Q2 of 2008.  Our operating margin was 11.8% as compared to 25.7% a year ago.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Company’s provision for income taxes was $570,000 for the 3-months period inline with the $572,000 for the comparable period in 2008.  The company was subject to an effective income tax rate of 25% in 2009 as compared to the reduced rate of 16.5% in the prior year since tax exemptions enjoyed by the company’s Konzern subsidiary came to an end in 2008.

Net income for the second quarter was $0.04 million, or $0.003 per diluted share, which included a $1.2 million non-cash expense related to a change in fair value of warrants as compared to $2.5 million or $0.16 per diluted share in Q2 of 2008.  This charge was due to the adoption of EITF 07-5, which is a new accounting treatment for warrants, became effective on January 1 of this year and may impact our results each quarter depending on changes in our share prices.  Excluding this expense, adjusted net income for the quarter was $1.3 million or $0.08 per diluted share, which translates to a 49% decrease in net income from Q2 of 2009.  Earnings per share were calculated using a diluted weighted share count of 15.4 million shares in Q2 of 2009 and 15.6 million share count for Q2 of 2008.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

I’d like to briefly discuss the balance sheet.  As of June 30 we have $1.8 million in cash and equivalence and approximately $33 million in positive working capital.  Accounts receivable, as of June 30, was $15.4 million, down from $19.2 million at the end of 2008.

Cash flow from operating activities for the 6 months, end of June 30, was a positive $1.5 million versus $3 million of cash used in operating activities for the prior year period.  The company was able to reduce advances to suppliers associated with drugs distributed on a national basis.  And cash flow from investing activities before investing activities was $2.6 million for the 6-month period as compared to $0.6 million for the prior year period.  The increase is primarily attributable to the purchase of a non-prescription medicine, Shiwuwei syrup, which is used to enhance the respiratory system and increase the amount of hemoglobin in the blood.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Shareholder’s equity stood at $42.9 million as of June 30th compared to $42.8 million at the end of the year.

For total capital expenditures in 2009, we expect to spend $4.4 million including $2.9 million in the second half of 2009 on expenses related to the commercialization of rADTZ and the launch of some new self-branded products.

We believe that our available funds should be sufficient through careful management of working capital accounts including accounts receivable and advances to supplier.  And these will provide us with sufficient capital to meet our capex needs in the second half of the year.  If needed, we also note that we now have access to an additional $2.9 million in low interest loans from the Bank of China that we announced during the second quarter.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

While the company is pleased with our top line growth during Q2, we’re working hard to prove profitability during the second half of 2009.  Going forward we intend to:  enhance our margins by obtaining more national exclusive distribution rights to pharmaceutical products; commercializing and advancing rADTZ; and launching new proprietary products, in particularly our new herbal tea series, our multi-vitamin and food supplement pack and BeThin, which is our weight loss product, through  both our municipal and rural sales network.  We recently received a quality standard certification for our herbal tea series.  And we’ll also be launching an outdoor advertising campaign to promote these self-branded products in the second half of the year.

We’re also very excited about the progress we’ve made in launching trial sales of rADTZ.  For the second half of 2009 we expect to achieve rADTZ sales of 5 million RMB to 6 million RMB which is equivalent to $0.73 million to $0.88 million US dollars.  This is below our initial projection of 15 million RMB or $2.2 million in sales for 2009.  This is due to some initial limitations in the production capacity tied to our manufacturing process.  However, we now believe we’ve successfully resolved these technical issues and will be able to scale up fermentation from the current 500 liter scale to 500 tons and to increase our batches from 1 to 3 batches in the coming months.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

In addition, our current product permit for rADTZ only allows for small-scale trial sales.  To move beyond this level we’ve submitted our application to the Ministry of Agriculture for a national product permit which would allow us to sell rADTZ on a larger scale throughout China and internationally.  And we hope to receive this permit before the end of the year.

We are confident that the demand for rADTZ will be high based on third-party feasibility reports, the documented benefits of using it and a potential cost savings for our customers.  And again, our target for this is China’s 404-million-ton-feed market.  And we estimate the addressable market for rADTZ is up to $4 billion and that the successful commercialization licensing of rADTZ has the potential to substantially improve our revenue and profit picture in the years to come.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

In closing, the outlook for the pharmaceutical industry in China remains strong, and we expect to see continued growth from our pharmaceutical distribution business in 2009 as the Chinese government rolls out its plan to spend 850 billion RMB or $124 billion US over the next 3 years to establish a much expanded health care system.  We believe we have the right team and products in place to execute on our strategy and increase our value for our shareholders.

With that, we’re now ready to open up to the questions that any of our listeners have for the management. Operator.

Coordinator	Your first question comes from the line of John Horrell. Please proceed.

J. Horrell
Good morning, Crocker.  I’ve got just a quick question.  Looking at the last three 10-Q’s I see that we’ve gone from...share of $0.13 down to $0.04 and now down to $0.003.  Of course, I think the success of the company, as most investors would think, relies upon the future sales of rADTZ.  I’m showing that at the current stock price of $1.75 a share that we would need—to have a PE of 10; we would need net income of $2.7 million.  When, at what point in time, do you see the company reaching the annualized rate of $2.7 million of net income?

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

C. Coulson	Melissa, do you want to translate that for Mr. Yang?

M. Kong	Yes, sure. (Chinese spoken)

C. Coulson
Maybe before you answer, maybe I should just point out that during the first six months of the year our adjusted net income, which does not include the non-cash charges related to the warrants, was in fact $2.6 million just for the first half of this year.  I’ll let Mr. Yang answer, but you should be aware of that.  Melissa.

M. Kong	(Chinese spoken)

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

S. Yang	(Chinese spoken)

M. Kong
Yes.  Mr. Yang explained that in second quarter of the year is usually the lowest amongst all the quarters.  And the company still thinks that the second half is going to be positive where the Sunshine bidding system is coming in the second quarter and the company’s national provincial-exclusion-rights product will be included into the bidding system, and this will hopefully increase the profitability of the company.

And at the same time, the company also expects medical formulation sales during the second half of 2009, and that from what they can see right now, they’ve already signed 2 million RMB worth of medical formulation sales.  Also at the same time, the second half of 2009, rADTZ sales is expected to increase and the company sees a large demand for this product.  In all, the company thinks that the second half of 2009 will be positive and can be profitable second half of the year.

C. Coulson	Very good.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

S. Yang	(Chinese spoken)

Coordinator	The next question comes from the line of Boyd Hines. Please proceed.

B. Hines
Hello.  Thanks for taking my questions.  Can you give us a better breakdown of sales in the quarter?  I’m trying to figure out how much of the sales were from drugs that carried national exclusive rights.

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong	The national-distribution-right products is 40% of total revenue in second quarter.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

B. Hines	I believe that you had discussed previously ranges of gross margins for those particular drugs. What was the gross margin—if you could just give us a range from those drug sales?

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong	The range is from 16.5% to 65%.

B. Hines	I’m sorry, what was the upper end?

M. Kong	Upper end is 65%.

B. Hines
That’s a fairly broad range.  Given your gross margins in the quarter is it fair to say that the 40% of sales that occurred in the quarter—I guess what I’m trying to figure out here is that you believe you’re going to get some higher sales from higher-margin products in the second half of the year.  Can you give us a little guidance in terms of what you think gross margins could be in the quarter?  Are you seeing sales of high-margin products so far in the third quarter?  Just give us a little bit more of an idea of what you think gross margins could rebound to in the third quarter.  That would be helpful.  Thank you.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

M. Kong	Okay. (Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong
What Mr. Yang wants to explain is that due to the global financial crisis they see an impact to the market.  He indicated that the company had to...some of the profit in order to totally...their marketshare to promotional sales.  And that actually cuts into 11% of the selling price.  However, starting the second half of 2009 the company has already started with the promotional sales event and expects that margins will go up second half.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

B. Hines
One last question, then I’ll get back into queue.  Can you just give us some idea of—you talked about your rADTZ production capacity constraints.  What is the current rADTZ production capacity expressed in US dollars?

M. Kong	Current capacity expressed in US dollars?

B. Hines	Yes.

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong
The company started out with 500 liters of fermentation process  for the rADTZ, and they’re moving up to 5 tons-fermentation process.  They incurred some technical difficulty from the beginning because they were still new to the production process.  But the company expects by next month they’ll achieve the 5-ton capacity fermentation potentially which translates into 5 million RMB to 6 million RMB second half of 2009 in sales.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

B. Hines	I’m sorry. That’s 5 million RMB to 6 million RMB is the amount of sales that you expect to make.

M. Kong	Yes, $732,000.

B. Hines	What I’m asking though is what is an annual production capacity for 2010, not what you can sell through, but what is the potential capacity that you have available right now?

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong	Right now with the equipment they have every time a fermentation will produce 2.5 tons of rADTZ. And every month they can complete four batches of—

(Chinese spoken)

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

S. Yang	(Chinese spoken)

M. Kong	Every month the capacity is 50 tons of rADTZ.

B. Hines	Again, 5 tons or 50 tons?

M. Kong	Fifty, 5-0.

B. Hines	Fifty tons of—and what is the current pricing per metric ton that you’re using?

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong	The selling price is 65,000 RMB which is $9,500 US.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

B. Hines	Okay, thanks, Melissa, I appreciate it.

M. Kong	Thank you.

Coordinator	Your next question comes from the line of Don McKernan. Please proceed.

D. McKernan
Hello.  You said in your press release by the end of the year you expect approval from the Department of Agriculture and then you’ll begin to commercialize it.  Are you already working on opportunities within the feed industry that once you get approval you will commence sales into that industry?  Can you comment on that?

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

M. Kong
Right now the company has started in opening up their marketshare in terms of doing trial sales.  They’ve seen a lot of demand and potential 30 million RMB orders came in, but the company would want to first get the approval from the Department of Agriculture so that they can sell it in the larger scale.  And at the same time they want to prepare themselves in terms of larger production in the future.  So they need to have a team that is very familiar with the production technique, and they will improve by the time they get the approval to do larger-scale production.

D. McKernan
And a follow-up question on rADTZ with respect to the international opportunities.  Whether it’s US or Europe or elsewhere, do you have any efforts ongoing in those markets?  And if so, what sort of progress and when should we expect to see some results from this effort?

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

M. Kong
The company was also approached by a couple of international players.  For example, in the US, Cargill is also looking at the company in terms of their product.  But the company doesn’t think that 2009 will be the year that they would start the international sales just because they have to first receive the product permit from the Department of Agriculture of China which will give a product name for the rADTZ product.  And only then can they start the sales for international.

And at the same time, the company is also evaluating a couple methods of how they will commercialize rADTZ overseas.  One of the easier ways of doing it is through the licensing of the technology.  But then again, they are still evaluating other ways if they would produce rADTZ overseas or just licensing the technology.  So this is still under evaluation.

D. McKernan	Great. Thanks for taking my question.

M. Kong	Thank you.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Coordinator	Your next question is a follow-up from John Horrell. Please proceed.

J. Horrell
Crocker, I want to know what the company’s plans are with regards to uplifting to a senior exchange and when we would see a reverse split and how much of a split and what exchange you guys have your sights on.

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong
The company has plans to uplift to a major exchange and they have been diligently preparing for it.  They’ve also met both the requirements and terms of shareholders; they have enough shareholders to upgrade.  And the plan is to upgrade to NASDAQ so they have to meet a price of $4.00 in order to upgrade.  This something that the company is aiming towards, and hopefully if everything goes well this is something they can achieve by the end of the year.  So stock price is the biggest issue and the company is working hard to achieve this goal.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

J. Horrell	Okay. Thank you.

Coordinator	Your next question comes from the line of Chris Roar. Please proceed.

C. Roar
In terms of the ultimate end user in that—the value proposition if you own the chicken ranch is to get the feed that is better for your chickens.  But you’re going to be selling to the feed manufacturers I take it.  So they have to relay the value proposition to the farmer there.  Is the value proposition well understood?  Is there a demand for if you own the chicken ranch that you want this rADTZ added to the feed?  Because all of a sudden the feed distributor or the seller is going to be saying, “For an extra 100,000 RMB we’re going to this rADTZ and it’s going to make your chickens fatter.”  I’m just wondering if the value proposition there is evident for the end user, the person buying the feed.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

M. Kong	(Chinese spoken)

S. Yang	(Chinese spoken)

M. Kong
Because the company in China when they sell rADTZ they sell it as additives for the feed.  And in China usually most of the large range or large farmers they have their own feed production facility and they mix their own recipe for feed and therefore, China Medicine sells to this other targeted customer.

And at the same time they also educate the farmers that this additive will bring them benefit.  And from the trial sales they’ve been done with six to seven trial sales clients with rADTZ, the feedback was profit margin has increased and this is something that will replicate into other provinces.  So this is what Mr. Yang is trying to say that because of the visible benefit this is definitely something that will have a lot of demand.

C. Roar	Okay, thanks a lot.

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CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

M. Kong	Thank you.

C. Coulson	Operator, I think we’ll take one last question.

Coordinator	Your next question comes from the line of Robert Music. Please proceed.

R. Music
Hello.  I just wanted to confirm the numbers we heard earlier on capacity.  Is it 50,000 tons?  At 65,000 RMB per ton that multiplies out to $500 million US dollars in sales capacity.  Were those two components right, 50,000 tons?

C. Coulson	I believe Mr. Yang said 50 tons per month. So that 50 tons per month would be equal to 600 tons annualized.

R. Music	That makes a whole lot more sense to me. Thank you.

C. Coulson	Thank you. Sorry for any confusion, but that’s the breakdown.

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Final Transcript
CHINA MEDICINE CORPORATION: CHME Q2 Earnings
August 13, 2009/10:00 a.m. EDT

Coordinator	There are no questions at this time.

C. Coulson
Great.  Thank you all for your interest and your participation in the call today.  On behalf of the entire team, we’d like to thank you for your thoughtful questions.  And for anyone traveling to China, we always welcome any visitors to China Medicine by our shareholders, and this now does conclude our second quarter of 2009 earnings conference call.  Thank you.

IN CONFIDENCE